UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 25, 2011

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 25, 2011, TETRA Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter of 2010 and the full year ended December 31, 2010. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

The Company provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles, or “GAAP.” To help understand the Company’s past financial performance and future results, the Company has supplemented its financial results that it provides in accordance with GAAP included in the press release with disclosures concerning adjusted income per diluted share and net debt, both of which are non-GAAP financial measures. The method the Company uses to produce these non-GAAP financial measures may differ from the methods used by other companies. Adjusted income per diluted share and net debt are not measures of financial performance under GAAP and the Company’s reference to these non-GAAP financial measures should be considered in addition to results that are prepared under GAAP and should not be considered as a substitute for the financial results that are presented as consistent with GAAP. The Company’s management uses the supplemental non-GAAP financial information internally to understand, manage and evaluate the company’s business, to make operating decisions and for planning and forecasting purposes. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures are included in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 25, 2011, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: February 25, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 25, 2011, issued by TETRA Technologies, Inc.